                                                                   Exhibit 23.4

                             CONSENT OF INDEPENDENT
                              CERTIFIED ACCOUNTANTS


Coventry Industries Corp.
Boca Raton, Florida

         We hereby consent to the use in the prospectus constituting a part of this Registration Statement of our report dated October 7, 1997, relating to the consolidated financial statements of Coventry Industries Corp. (formerly Workforce System Corp.) which is contained in that Prospectus.

         We also consent to the reference to us under the caption "Experts" in the Prospectus.


                                                     BDO SEIDMAN, LLP


Miami, Florida
May 26, 1999